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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Internet Brands, Inc.
Los Angeles, California

We hereby consent to the use in the Prospectus constituting a part of this Amended Registration Statement of our report dated July 20, 2007, relating to the consolidated financial statements of Internet Brands, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Los Angeles, California
August 29, 2007

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  Exhibit 23.1